Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-260968, 333-232753 and 333-207105 on Form S-8 and Nos. 333-262677 and 333-207106 on Form S-3 of our report dated March 10, 2023, relating to the consolidated financial statements of AgroFresh Solutions, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
March 10, 2023